Exhibit 5.2

King & Spalding LLP 1180 Peachtree Street N.E. Atlanta, GA 30309‑3521 Tel: +1 404 572 4600 Fax: +1 404 572 5100 www.kslaw.com

November 6, 2017

Transocean Ltd.

Transocean Inc.

c/o Transocean Offshore Deepwater Drilling Inc.
4 Greenway Plaza
Houston, Texas 77046

Ladies and Gentlemen:

We have acted as counsel for Transocean Ltd., a corporation incorporated under the laws of Switzerland (the “Company”), and Transocean Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company (“TINC” and, together with the Company, the “Transocean Parties”), in connection with the registration pursuant to a registration statement on Form S‑4 (Registration No. 333‑220791) (the “Registration Statement”) filed by the Company and TINC with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of 0.5% Exchangeable Senior Bonds due 2022 to be issued by TINC (the “Exchangeable Bonds”) and the related guarantee of the Exchangeable Bonds to be issued by the Company (the “Guarantee” and, together with the Exchangeable Bonds, the “Securities”).  The Securities will be issued pursuant to an Indenture  (the “Indenture”) among the TINC, as issuer, the Company, as guarantor, and Wells Fargo Bank, N.A. (the “Trustee”), as trustee, the form of which has been filed with the Commission as an exhibit to the Registration Statement. Capitalized terms used in this opinion and not otherwise defined shall have the meanings assigned to such terms in the Registration Statement.

In so acting, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

We have assumed that the execution and delivery of, and the performance of all obligations under the Indenture have been or will have been duly authorized by all requisite action by each party thereto (other than the Transocean Parties), that such documents have been or will have been duly executed and delivered by each party thereto (other than the Transocean Parties), and that such documents are or will be the valid and binding agreements of each party thereto (other than the Transocean Parties) enforceable against each party thereto (other than the Transocean Parties) in accordance with their respective terms.

Transocean Ltd.

Transocean Inc.

November 6, 2017

Based upon the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, we are of the opinion that:

(1) When the Exchangeable Bonds shall have been issued, executed, authenticated and delivered in accordance with the Indenture and delivered as described in the Registration Statement and the Prospectus in the Offer, the Exchangeable Bonds will constitute valid and binding obligations of TINC enforceable against TINC in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

(2) When the Guarantee shall have been issued, executed, authenticated and delivered in accordance with the Indenture and delivered as described in the Registration Statement and the Prospectus in the Offer, the Guarantee will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

This opinion is limited in all respects to the federal laws of the United States of America and the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

With respect to matters governed by the laws of Switzerland, we have relied, with the consent of such counsel, on the opinion, dated as of the date hereof, of Homburger AG.  With respect to matters governed by the laws of the Cayman Islands, we have relied, with the consent of such counsel, on the opinion, dated as of the date hereof, of Ogier.  Our opinion with respect to such matters are subject to the same qualifications, assumptions and limitations as are set forth in such opinions.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered for the benefit of the Company in connection with the matters addressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus that forms a part thereof.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ King & Spalding LLP